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                                                                  Exhibit 3.19.3

                               ARTICLES OF MERGER

                       OF DOMESTIC SUBSIDIARY CORPORATION
                              (KING AVIATION, INC.)

                                      INTO

                           DOMESTIC PARENT CORPORATION
                           (KING KNOB COAL CO., INC.)

      Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

      The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 117, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

                                 PLAN OF MERGER

            WHEREAS, King Knob Coal Co., Inc., a West Virginia corporation ("King Knob"), is the sole owner of all of the outstanding shares of the stock of King Aviation, Inc., a West Virginia corporation ("King Aviation"); and

            WHEREAS, King Knob desires to merge with King Aviation into a single corporation, with King Knob being the surviving corporation;

            NOW, THEREFORE, pursuant to the West Virginia Corporation Act, the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of West Virginia into a parent corporation organized and existing under the laws of West Virginia, King Knob, being the parent corporation, hereby adopts a Plan of Merger as follows:
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            1. The name of the corporations proposing to merge are King Knob
      Coal Co., Inc., and King Aviation, Inc.

            2. The surviving corporation shall be King Knob Coal Co., Inc.

            3. In view of the fact that King Knob owns directly all of the outstanding capital stock of King Aviation, each share of the stock of King Aviation outstanding immediately prior to the effective date of this merger and all rights in respect thereof shall forthwith be cancelled and no additional shares of the stock of King Knob shall be issued as a result of the merger.

            4. The terms and conditions of the merger are as follows:

                (a) The Certificate of Incorporation of King Knob as in effect on the date of the merger provided for in this Plan of Merger shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

                (b) The by-laws of the surviving corporation as they shall exist on the effective date of the merger provided for in this Plan of Merger and in particular the number of directors and officers set forth therein shall be and remain the by-laws of the surviving corporation until the name shall be altered, amended or repealed as therein provided.

                (c) This merger shall become effective upon filing.

            SECOND: The outstanding shares of all classes of stock of King Aviation, Inc. are comprised of two hundred and fifty (250) shares of common stock, all of which are owned by King Knob Coal Co., Inc.

            THIRD: King Knob Coal Co., Inc., the sole shareholder of King Aviation, Inc. has waived as of August 29, 1980 the requirement of a mailing of a copy of the Plan of Merger, and accordingly no Plan of Merger has been mailed to the shole shareholder of King Aviation, Inc. pursuant to Section 31-1-119(c) of the West Virginia Corporation Act.
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      IN WITNESS WHEREOF, said KING KNOB COAL CO., INC. has caused these
Articles of Merger to be executed by its duly authorized officers, this 24th day of December, 1980.


                                    By:  /s/ Daniel A. Mathews
                                         -------------------------
                                    Name:  Daniel A. Mathews
                                    Title: Vice President


                                    By:  /s/ Timothy N. Wallach
                                         -------------------------
                                    Name:  Timothy N. Wallach
                                    Title: Assistant Secretary

STATE OF NEW YORK  )
                   )    ss:

COUNTY OF NEW YORK )

      I, Stephen M. Vine, a Notary Public, do hereby certify that on this 24th day of December, 1980, personally appeared before me Daniel A. Mathews, who, being by me first duly sworn, declared that he is the Vice President of King Knob Coal Co., Inc., that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.


                                    /s/ Stephen M. Vine
                                    -------------------------
                                    Notary Public

(NOTARIAL SEAL)